                                                                  CONFORMED COPY



                   _________________________________________


                         FIRST SUPPLEMENTAL INDENTURE

                                     among

                              MUTUAL GROUP LTD.,
                                  as Issuer,

                         MUTUAL RISK MANAGEMENT LTD.,
                                 as Guarantor,

                                      and

                           THE CHASE MANHATTAN BANK,
                                  as Trustee

                        Dated as of September 21, 2000

                   _________________________________________
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                               TABLE OF CONTENTS

                                ---------------
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                                                                                                      ----

                                                 ARTICLE 1
                                                Definitions
Section 1.01.  Definitions of Terms.............................................................         2

                                                 ARTICLE 2
                             General Terms And Conditions Of The Senior Notes

Section 2.01.  Designation and Principal Amount.................................................         7
Section 2.02.  Maturity.........................................................................         7
Section 2.03.  Form and Payment; Minimum Transfer Restriction...................................         7
SECTION 2.04.  Exchange and Registration of Transfer of Securities;
         Restrictions on Transfers; Depository..................................................         8
Section 2.05.  Interest.........................................................................         12
Section 2.06.  Right to Proceed.................................................................         14
Section 2.07.  No Issuance upon the Exercise of Warrants........................................         14

                                                 ARTICLE 3
                                      Redemption Of The Senior Notes

Section 3.01.  Redemption.......................................................................         15
Section 3.02.  Optional Redemption by Company...................................................         15
Section 3.03.  No Sinking Fund..................................................................         15
Section 3.04.  Mandatory Redemption upon a Qualifying Offering..................................         15

                                                 ARTICLE 4
                                                  Expenses

Section 4.01.  Payment of Expenses..............................................................         16
Section 4.02.  Payment upon Resignation or Removal..............................................         16

                                                 ARTICLE 5
                                         Conversion Of Senior Notes

Section 5.01.  Conversion Rights................................................................         17
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                                                ARTICLE 6
                                          Form Of Senior Notes
Section 6.01.  Form of Senior Note..............................................................        17


                                                 ARTICLE 7
                                      Original Issue Of Senior Notes

Section 7.01.  Original Issue of Senior Notes...................................................        17

                                                 ARTICLE 8
                                          Remarketing; Reset Rate

Section 8.01.  Effectiveness of this Article; Incorporation of Remarketing
         Agreement..............................................................................        18
Section 8.02.  Determination of Reset Date; Remarketing.........................................        18
Section 8.03.  Reset of Interest Rate and Maturity Date.........................................        21
Section 8.04.  Renewed Remarketing..............................................................        21
Section 8.05.  Failed Remarketing...............................................................        21

                                                 ARTICLE 9
                                               Miscellaneous

Section 9.01.  Ratification of Base Indenture; First Supplemental
         Indenture Controls.....................................................................        22
Section 9.02.  Trustee Not Responsible for Recitals.............................................        22
Section 9.03.  Governing Law....................................................................        22
Section 9.04.  Severability.....................................................................        22
Section 9.05.  Counterparts.....................................................................        22
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                                           ii

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 21, 2000 (the "First Supplemental Indenture") among Mutual Group Ltd., a Delaware corporation (the "Company"), Mutual Risk Management Ltd., as Guarantor (the "Guarantor"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of September 21, 2000 among the Company, the Guarantor and the Trustee (the "Base Indenture" and together with this First Supplemental Indenture, the "Indenture").

         WHEREAS, the Company and the Guarantor executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, Section 9.1 of the Base Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Auction Rate Reset Senior Notes Series A (the "Senior Notes"), the form and substance of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

         WHEREAS, MRM Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), has offered to Intrepid Funding Master Trust $40,000,000 aggregate liquidation amount of its Auction Rate Reset Preferred Securities (liquidation amount $1,000 per preferred security) (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $1,240,000 aggregate liquidation amount of its Auction Rate Reset Common Securities, in $41,240,000 aggregate principal amount of the Senior Notes;

         WHEREAS, pursuant to the terms of the Remarketing and Contingent Purchase Agreement dated as of September 21, 2000 (the "Remarketing Agreement") among the Company, the Trust, the Guarantor and Banc of America Securities LLC, as remarketing agent (the "Remarketing Agent"), the Preferred Securities or, following any distribution of Senior Notes to the holders of Preferred Securities, such Senior Notes, as the case may be, shall, on the occurrence of a Trigger Event, be remarketed in accordance with the terms hereof by the Remarketing Agent on the Reset Date; and

         WHEREAS, the Company and the Guarantor requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, and the Guarantees endorsed thereon, when executed by the Guarantor, the legal, valid and binding obligations of the Company and the Guarantor, as the case may be, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes and the Guarantees to be endorsed thereon and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions of Terms. Unless the context otherwise requires:

          (a) a term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this First Supplemental Indenture;

          (b)  the singular includes the plural as well as vice versa;

          (c) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

          (d) headings are for convenience of reference only and do not affect interpretation; and

          (e)  the following terms have the meanings given to them in the Trust
Agreement:

                  Administrative Trustee

                  Affiliate
                  Associated Person
                  Closing Date
                  Closing Price
                  Common Securities
                  Common Shares
                  Cross Default
                  Delaware Trustee
                  Direct Action
                  Like Amount
                  Liquidation Amount
                  Majority in Liquidation Amount
                  Mandatory Redemption Date
                  Mandatory Redemption Price
                  Paying Agent Person
                  PORTAL Market
                  Preferred Securities
                  Pro Rata
                  Property Trustee
                  Purchase Agreement
                  Qualifying Offering
                  Reference Corporate Dealer
                  Remarketing Agent
                  Remarketing Fee
                  Replacement Securities
                  Rule 144A
                  Secondary Purchase Agreement
                  Securities Act
                  Special Event
                  Tax Event
                  Trading Day
                  Trigger Price

         (f) the following terms have the meanings given to them in this Section 1.01(f):

         "90 Day Period" has the meaning set forth in Section 3.01.

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the Senior Notes that is in arrears for more than one interest payment period, which shall accrue at the stated rate per annum specified or determined as specified in such Senior Note and compounded quarterly.

         "Additional Sums" has the meaning set forth in Section 2.05(f).

         "Additional Taxes" means the sum of any additional taxes, duties and other governmental changes to which the Trust has become subject from time to time as a result of a Tax Event.

         "Affiliated Bidder" has the meaning set forth in Section 8.02(b).

         "Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of Senior Notes at the Remarketing Price with an Interest Rate equal to the Bid Rate specified in such Bid and with a Maturity Date on the Remarketed Maturity Date.

         "Bid Rate" means the proposed Interest Rate on the Senior Notes specified in a Bid.

         "Business Day" means a day on which banking institutions in New York, New York and Wilmington, Delaware are not authorized or required by law or regulation to close and, until the Remarketing Settlement Date, that is also a London Banking Day.

         "Calculation Agent" means Banc of America Securities LLC.

         "Date of Determination" has the meaning set forth in Section 2.05(b).

         "Dissolution Event" means that pursuant to Section 8.01 of the Trust Agreement, the Trust is to be dissolved in accordance with the Trust Agreement, and the Senior Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust Pro Rata in accordance with the Trust Agreement.

         "Expected Reset Date" has the meaning set forth in Section 8.02(a)(i).

         "Failed Remarketing" means any event specified as such, at the time so specified in Article 8 hereof or in Article 6 of the Trust Agreement.

         "Final Reset Date" has the meaning set forth in Section 8.02(a)(iii).

         "Former Holders" has the meaning set forth in Section 8.02(i)(A).

         "Global Senior Note" has the meaning set forth in Section 2.04(a)(i).

         "Guarantee Trustee" means the Preferred Securities Guarantee Trustee as defined in the Preferred Securities Guarantee Agreement dated as of September 21, 2000 among the Company, the Guarantor and The Chase Manhattan Bank, as trustee for the benefit of holders from time to time of Preferred Securities.

         "Interest Payment Date" has the meaning set forth in Section 2.05(d).

         "Interest Rate" has the meaning set forth in Section 2.05(a).

         "LIBOR" means the rate determined by the Calculation Agent as the interest rate expressed in decimal figures for deposits in the London interbank market for a period of three months in U.S. Dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Date of Determination. If such rate does not appear on the Telerate Page 3750, the rate on the Date of Determination will be determined as if the parties had specified the LIBOR-Reference Banks Rate as the applicable rate.

         "LIBOR-Reference Banks Rate" means the rate determined on the basis of the rates at which three-month deposits in U.S. Dollars in the Representative Amount are offered at approximately 11:00 a.m., London time, on the Date of Determination by the Reference Banks to prime banks in the London interbank market for deposits commencing two London Banking Days following such Date of Determination. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Date of Determination by major banks in New York City (selected by the Calculation Agent) on the Date of Determination for three-month loans in U.S. Dollars in the Representative Amount to leading banks for loans extended two London Banking Days following such Date of Determination.

         "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         "Maturity Date" means September 21, 2003; provided that in the event of a successful Remarketing of the Senior Notes or the Preferred Securities, as the case may be, the Maturity Date shall be the Remarketed Maturity Date.

         "Pre-Remarketing Interest Payment Date" has the meaning set forth in
Section 2.05(b).

         "Pre-Remarketing Regular Record Date" has the meaning set forth in
Section 2.05(c).

         "Redemption Date" shall mean, when used with respect to any Senior Notes to be redeemed, the date fixed for such redemption by or pursuant to this First Supplemental Indenture.

         "Redemption Price" has the meaning set forth in Section 3.01.

         "Reference Banks" means, for the purposes of any LIBOR rate, four major banks in the London interbank market selected by the Calculation Agent.

         "Regular Record Date" has the meaning set forth in Section 2.05(e).

         "Remarketed Maturity Date" means the later of (i) the first anniversary of the Remarketing Settlement Date on which Replacement Notes are issued, and
(ii) September 21, 2003.

         "Remarketing" means a remarketing of Senior Notes pursuant to Article 8 hereof or Article 6 of the Trust Agreement.

         "Remarketing Price" means 100.25 % of the aggregate principal amount of the Senior Notes.

         "Remarketing Settlement Date" means the third Business Day immediately following the Reset Date.

         "Renewed Remarketing" has the meaning set forth in Section 8.04.

         "Replacement Notes" has the meaning set forth in Section 8.02(j).

         "Replacement Securities" has the meaning set forth in Section 5(j) of the Remarketing Agreement.

         "Representative Amount" means, for the purposes of any LIBOR rate for which a Representative Amount is relevant, an amount that is equal to the aggregate principal amount of all of the Senior Notes.

         "Reset Date" means any date established as a Reset Date pursuant to
Article 8 hereof or Article 6 of the Trust Agreement.

         "Reset Rate" has the meaning set forth in Section 1 of the Remarketing Agreement.

         "Restricted Security" has the meaning set forth in Section 2.04(c).

         "Secondary Purchaser" has the meaning set forth in Section 8.02(c).

         "Transfer Restriction Termination Date" means the first date on which the Senior Notes (other than Senior Notes acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "Trigger Event" has the meaning set forth in Section 8.02(a).

         "Trust Agreement" means the Amended and Restated Trust Agreement of MRM Capital Trust I, a Delaware statutory business trust, dated as of September 21, 2000.

         "Trust Securities" means the Preferred Securities and Common Securities of the Trust.

         "U.S. Dollar" or "$" means the lawful currency of the United States of America.

         "Winning Bid Rate" has the meaning set forth in Section 8.02(b) hereof or in Section 6.02(b) of the Trust Agreement.

                                   ARTICLE 2
               GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         SECTION 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated the "Auction Rate Reset Senior Notes Series A", limited in aggregate principal amount to $41,240,000 (except as contemplated in Section 3.1(b) of the Base Indenture).

         SECTION 2.02. Maturity. The principal of the Senior Notes shall be due and payable on the Maturity Date.

         SECTION 2.03. Form and Payment; Minimum Transfer Restriction.

         (a) Except as provided in Section 2.04, the Senior Notes shall be issued in fully registered certificated form without coupons in denominations of $100,000 in principal amount and integral multiples of $1,000 in excess thereof. Principal and interest on the Senior Notes issued in certificated form will be payable by check or wire transfer, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes bearing identical terms and provisions, in each case, at the office or agency of the Trustee in the Borough of Manhattan, the City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Securities Register. Notwithstanding the foregoing, so long as the Property Trustee is a holder of Senior Notes, the payment of the principal of and interest (including any Additional Interest, if any) on such Senior Notes held by the Property Trustee will be made at such place and to such account as may be designated in writing by the Property Trustee.

         (b) A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         SECTION 2.04. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depository. (a) If distributed to holders of Preferred Securities in connection with a Dissolution Event, the Senior Notes will be issued in the same form as the Preferred Securities that such Senior Notes replace in accordance with the following procedures.

          (i) If the Preferred Securities are held in global form, the Senior Notes shall be presented to the Trustee by the Property Trustee in exchange for a Security in permanent global form in an aggregate principal amount equal to the aggregate principal amount of all outstanding Senior Notes (a "Global Senior Note"), to be registered in the name of the Depository, or its nominee, and delivered by the Property Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Senior Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Senior Notes issued as a Global Senior Note will be made to the Depository. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Senior Note, if issued.

         (ii) If the Preferred Securities are held in certificated form, the Senior Notes shall be presented to the Trustee by the Property Trustee and each outstanding Preferred Security certificate will be deemed to represent a beneficial interest in such Senior Note in an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities represented by such Preferred Security certificate. When the holder of a

     Preferred Security certificate presents such certificate for transfer or reissuance, such certificate will be canceled and a Senior Note, registered in the name of such holder or such holder's transferee, as the case may be, in an aggregate principal amount equal to the aggregate Liquidation Amount of the canceled certificate, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Senior Notes, Senior Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

     (b) Any Global Senior Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depository, by a national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Senior Notes to be tradeable on the PORTAL Market or as may be required for the Senior Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Senior Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Senior Notes are subject.

     (c) Each Senior Note that bears or is required to bear the legend set forth in this Section 2.04(c) (a "Restricted Security") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 2.04(c), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(c) and in Section 2.04(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     After the occurrence of a Dissolution Event and prior to the Transfer Restriction Termination Date, any certificate evidencing a Replacement Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

          THE SECURITIES EVIDENCED HEREBY HAVE NOT
          BEEN REGISTERED UNDER THE U.S.
          SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), AND, ACCORDINGLY, MAY
          NOT BE OFFERED OR SOLD EXCEPT AS SET
          FORTH IN THE FOLLOWING SENTENCE. BY ITS

          ACQUISITION HEREOF, THE HOLDER (1)
          REPRESENTS THAT (A) IT IS A "QUALIFIED
          INSTITUTIONAL BUYER" (AS DEFINED IN RULE
          144A UNDER THE SECURITIES ACT) OR (B) IT
          HAS ACQUIRED THE SECURITIES IN AN
          OFFSHORE TRANSACTION MEETING THE
          REQUIREMENTS OF RULE 903 OR 904 OF
          REGULATION S UNDER THE SECURITIES ACT,
          (2) AGREES THAT IT WILL NOT PRIOR TO THE
          EXPIRATION OF THE HOLDING PERIOD
          APPLICABLE TO SALES OF THE SECURITIES
          EVIDENCED HEREBY UNDER RULE 144(k) UNDER
          THE SECURITIES ACT (OR ANY SUCCESSOR
          PROVISION) RESELL OR OTHERWISE TRANSFER
          THE SECURITY EVIDENCED HEREBY EXCEPT (A)
          TO MUTUAL RISK MANAGEMENT LTD. OR ANY
          AFFILIATE THEREOF, (B) TO A QUALIFIED
          INSTITUTIONAL BUYER IN COMPLIANCE WITH
          RULE 144A UNDER THE SECURITIES ACT OR
          (C) IN AN OFFSHORE TRANSACTION MEETING
          THE REQUIREMENTS OF RULE 903 OR 904 OF
          REGULATION S UNDER THE SECURITIES ACT
          AND (3) AGREES THAT IT WILL DELIVER TO
          EACH PERSON TO WHOM THE SECURITY
          EVIDENCED HEREBY IS TRANSFERRED A NOTICE
          SUBSTANTIALLY TO THE EFFECT OF THIS
          LEGEND. AT THE REQUEST OF THE HOLDER,
          THIS LEGEND WILL BE REMOVED AFTER THE
          EXPIRATION OF THE HOLDING PERIOD
          APPLICABLE TO SALES OF THE SECURITIES
          EVIDENCED HEREBY UNDER RULE 144(k) UNDER
          THE SECURITIES ACT.

     Following the Transfer Restriction Termination Date, any Senior Note or security issued in exchange or substitution therefor (other than Senior Notes acquired by the Company or any Affiliate) may upon surrender of such Senior Note or security for exchange to the Trustee in accordance with the provisions of this Section 2.04, be exchanged for a new Senior Note or Senior Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(c).

     (d) Any Senior Note that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements thereof.

     (e) Except as provided in (f) below, a Global Senior Note may be transferred, in whole but not in part, only to another nominee of the Depository, or a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

     (f) If (i) the Depository notifies the Company that it is unwilling or unable to continue as a depositary for such Global Senior Note and no successor depositary shall have been appointed by the Company within 90 days of such notice or (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after the Company is notified of such event, in each case, the Company will execute and the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver in exchange for such Global Senior Note, the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Note. If (A) the Company, in its sole discretion, determines that the Senior Notes shall no longer be represented by a Global Senior Note or (B) there shall have occurred an Event of Default with respect to such Senior Notes, in each case, the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery in exchange for such Global Senior Note, the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Note. Such Senior Notes shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall (i) deliver such Senior Notes to the Depository for delivery to the Persons in whose names such Senior Notes are so registered and (ii) cancel the Global Senior Note.

     (g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Senior Note (including any transfers between or among beneficial owners in any Global Senior Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture and the Base Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.05. Interest. (a) Interest on the principal amount of each Senior Note will accrue and be payable at a rate (the "Interest Rate") per annum equal to

          (i) from and including the Closing Date to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date such principal amount is paid, LIBOR plus 150 basis points;

          (ii) from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date such principal amount is paid, the Winning Bid Rate; and

          (iii) notwithstanding clauses (i) and (ii) above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable periodic Interest Rate, compounded quarterly, but only to the extent permitted by applicable law.

     Interest that is not paid when due will bear Additional Interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law). The term "interest", as used herein, includes any such Additional Interest unless otherwise stated.

     (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Senior Notes will be payable quarterly in arrears (A) on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2001 and (B) on such Remarketing Settlement Date (each, subject to the last sentence of the immediately succeeding paragraph, a "Pre-Remarketing Interest Payment Date"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2001, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

     The Interest Rate in effect for the period from and including the Closing Date to but excluding January 2, 2001 shall be the rate determined by the Calculation Agent two London Banking Days prior to Closing Date and shall equal LIBOR plus 150 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing

Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "Date of Determination") and shall equal LIBOR plus 150 basis points. Upon determination of the applicable periodic Interest Rate, the Calculation Agent shall promptly notify the Trustee of such determination. Prior to the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

     All percentages resulting from any calculations on the Senior Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     (c) Except with respect to Replacement Notes, interest shall be paid to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen
(15) days prior to a Pre-Remarketing Interest Payment Date (the "Pre-Remarketing Regular Record Date").

     (d) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (A) on January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following such Remarketing Settlement Date and (B) on the Maturity Date (each, an "Interest Payment Date"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including such Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. From and including such Remarketing Settlement Date, the amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, from and including such Remarketing Settlement Date the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

     (e) Interest on Replacement Notes shall be paid to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Senior Notes of which the Property Trustee is the Holder or (ii) a Global Senior Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "Regular Record Date"). If the Replacement Notes are not held by the Property Trustee and are not represented by a Global Senior Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

     (f) In the event that (i) the Property Trustee is the Holder of all of the outstanding Senior Notes, (ii) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have (A) redeemed the Senior Notes pursuant to Section 3.01 or (B) terminated the Trust pursuant to
Section 8.01(a)(iii) of the Trust Agreement, the Company shall pay to the Trust (or its permitted successors or assigns under the Trust Agreement) for so long as the Property Trustee, on behalf of the Trust (or its permitted successor or assignee) is the registered holder of the Senior Notes, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Distributions as defined in the Trust Agreement) then due and payable by the Trust on the Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"). Whenever in this Indenture or the Senior Notes there is a reference in any context to the payment of principal of or interest on the Senior Notes, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made.

     Section 2.06. Right to Proceed. The Company acknowledges the rights of the Holders of Preferred Securities under the Trust Agreement to take Direct Action referred to in Section 3.08(e) thereof and Annex I thereto.

     Section 2.07. No Issuance upon the Exercise of Warrants. The Senior Notes shall not be issuable upon the exercise of warrants.

                                   ARTICLE 3
                        Redemption of The Senior Notes

     Section 3.01. Redemption. If at any time a Special Event occurs, the Company shall have the right (subject to the conditions set forth in the Indenture) at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Senior Notes in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon (including any Additional Interest) to the date of such redemption (the "Redemption Price"), and, simultaneously with such redemption, to cause a Like Amount of the Trust Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis. The Redemption Price shall be paid prior to 12:00 Noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall by 10:00 a.m. New York City time, deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the Redemption Date.

     Section 3.02. Optional Redemption by Company. Except as provided in Section 3.01, the Senior Notes are not subject to any optional redemption by the Company.

     Section 3.03. No Sinking Fund. The Senior Notes are not entitled to the benefit of any sinking fund.

     Section 3.04. Mandatory Redemption upon a Qualifying Offering. If at any time a Qualifying Offering occurs, the Company shall, upon not less than 30 nor more than 60 days' notice (and upon at least 45 days notice to the Trustee), redeem Senior Notes having an aggregate principal amount equal to the gross proceeds of such Qualifying Offering (without deduction of any applicable underwriting discounts and commissions), on the 90th day following the closing of such Qualifying Offering, and, simultaneously with such redemption, cause a Like Amount of the Trust Securities to be redeemed by the Trust on a Pro Rata basis at a redemption price equal to the Redemption Price.

                                   ARTICLE 4
                                   Expenses

     SECTION 4.01. Payment of Expenses. In connection with the offering, sale and issuance of the Senior Notes to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Senior Notes, and the Guarantor, jointly and severally, agree to:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Senior Notes and the Trust Securities payable by the Trust pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Base Indenture;

     (b) pay all costs and expenses of the Trust (other than payment in respect of Trust Securities) (including, but not limited to, costs and expenses relating to the organization of the Trust; the fees and expenses and indemnities of the Property Trustee and the Delaware Trustee; the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing, engraving, computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating and travel; telephone and other telecommunications expenses; and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

     (c) pay all costs and expenses of the Trust or Property Trustee related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities;

     (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

     (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     Section 4.02. Payment upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Base Indenture, the Company and the Guarantor, jointly and severally, agree to pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee, the Guarantee Trustee or the Property Trustee, as the case may be, the Company and the Guarantor, jointly and severally, agree to pay to the Delaware

Trustee, the Guarantee Trustee or the Property Trustee and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE 5
                          Conversion of Senior Notes

     Section 5.01. Conversion Rights. The Senior Notes are not convertible into other securities of the Company or the Guarantor at any time.

                                   ARTICLE 6
                             Form of Senior Notes

     Section 6.01. Form of Senior Note. The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1. Following the Remarketing, the Replacement Notes shall be substantially in the form of Exhibit A-2. Each of Exhibit A-1 and Exhibit A-2 is hereby incorporated in and expressly made a part of this First Supplemental Indenture. The Guarantee of the Senior Notes shall be substantially in the form set forth in Section 14.6 of the Base Indenture.

                                   ARTICLE 7
                        Original Issue of Senior Notes

     SECTION 7.01. Original Issue of Senior Notes. Senior Notes in the aggregate principal amount of $41,240,000 may, upon execution of this First Supplemental Indenture, be executed by the Company, with the Guarantee endorsed thereon executed by the Guarantor, and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Senior Notes to or upon the written order of the Company, in accordance with Section 3.3 of the Base Indenture.

                                   ARTICLE 8
                            Remarketing; Reset Rate

     Section 8.01. Effectiveness of this Article; Incorporation of Remarketing Agreement. (a) Sections 8.02 and 8.04 shall become effective if and only if the Senior Notes have been distributed to the holders of the Trust Securities prior to Remarketing. Notwithstanding the foregoing, on the Remarketing Settlement Date (except in the case of a Failed Remarketing), the certificates representing the Senior Notes held by the Property Trustee shall be exchanged for certificates representing the Replacement Notes.

     (b) Every Person, by virtue of having become a Holder in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this First Supplemental Indenture, including the terms of Exhibit B. Exhibit B is hereby incorporated in and expressly made a part of this First Supplemental Indenture.

     Section 8.02. Determination of Reset Date; Remarketing.

     (a) (i) Subject to Section 8.04, if (x) the Closing Price of the Common Shares on any Trading Day is less than the Trigger Price or (y) a Cross Default occurs, and, in each case, the Senior Notes have been distributed to the holders of the Trust Securities (each, a "Trigger Event"), the holders of a majority in principal amount of the Senior Notes (the "Requesting Holders") will have the right to require remarketing of the Senior Notes. The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent at any time on or prior to the sixth Business Day following the date on which such Trigger Event occurs. Upon the receipt of such notice, the Remarking Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "Remarketing Notice"). If the Requesting Holders exercise their right to require the remarketing of the Senior Notes, the Reset Date shall be the sixth Business Day after the date on which the Remarketing Notice is delivered by the Remarketing Agent (the "Expected Reset Date").

          (ii) If the Requesting Holders do not exercise their right to require the remarketing of the Senior Notes pursuant to Section 8.02(a)(i) above with respect to any Trigger Event, the Requesting Holders shall have the option to require the remarketing of the Senior Notes in accordance with
     Section 8.02(a)(i) with respect to any subsequent Trigger Event.

          (iii) Notwithstanding Section 8.02(a)(i):

               (A) the Company may, by notice to the Remarketing Agent, direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

               (B) the Remarketing Agent may, by notice to the Company, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

provided that the Company and the Remarketing Agent, in either such event, will use their reasonable best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the 15th Business Day following the date on which the related Remarketing Notice was delivered, or the 20th Business Day in the case of a Renewed Remarketing to which the provisions of Section 8.04 apply (as applicable, the "Final Reset Date").

          (iv) If the Company and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, a Failed Remarketing shall be deemed to have occurred.

     (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify three Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "Affiliated Bidder") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate from among the Bids obtained on the Reset Date (the "Winning Bid Rate"). By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the holders of the Senior Notes, the Company, the Guarantor, the Trust and the Trustee.

     (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "Secondary Purchaser") the Reference Corporate

Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more bidders, the Remarketing Agent shall, in consultation with the Company, designate one of such bidders as the Secondary Purchaser.

     (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate principal amount of Senior Notes, with an Interest Rate equal to the Winning Bid Rate and with a Maturity Date on the Remarketed Maturity Date.

     (e) If a Remarketing has occurred pursuant to this Section 8.02 but settlement of the purchase and sale of the Senior Notes does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of
Section 8.04 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to have occurred on such Remarketing Settlement Date.

     (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay on the Remarketing Settlement Date to the Remarketing Agent on behalf of the holders of the Senior Notes an amount of cash equal to the Remarketing Price.

     (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall promptly pay the Remarketing Price, less the Remarketing Fee, to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall pay such amount to the Former Holders in the manner specified in the Base Indenture for payments of principal and as otherwise specified herein.

     (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

     (i) Any outstanding Senior Notes purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 8.02(j); provided that if Replacement Notes are to be issued to the Property Trustee, the Property Trustee shall surrender its Senior Notes to the Company for cancellation at the time of delivery of the Replacement Notes. On and after the Remarketing Settlement Date (except in the event of (i) a Failed Remarketing or (ii) a failure by the Company to pay on the Remarketing Settlement Date all accrued interest

(including any Additional Interest) on the Senior Notes to such Remarketing Settlement Date), (A) the Company shall make no further payments to, and the Company shall have no further obligations under this First Supplemental Indenture (or the Indenture) in respect of, the holders of such replaced Senior Notes (the "Former Holders"), (B) the Company shall only be obligated to make payments to the holders of Replacement Notes and (C) the Senior Notes of the Former Holders shall no longer represent an obligation of the Company, but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

     (j) The Company shall cause replacement certificates evidencing the remarketed Senior Notes (or, if the Preferred Securities have been remarketed, reset Senior Notes) to be executed by the Company and authenticated by the Trustee in accordance with the provisions of Section 3.6 of the Base Indenture (the "Replacement Notes"). If the Replacement Notes are to be purchased on the Remarketing Settlement Date, the Replacement Notes shall be delivered to the purchaser or purchasers of the remarketed Senior Notes in accordance with the terms of the Secondary Purchase Agreement.

     Section 8.03. Reset of Interest Rate and Maturity Date. From and including the Remarketing Settlement Date on which Replacement Securities are issued, if the Senior Notes are remarketed pursuant to Article 8 hereof or the Preferred Securities are remarketed pursuant to Article 6 of the Trust Agreement, the Interest Rate on the Senior Notes shall be the Winning Bid Rate and the Maturity Date shall be the Remarketed Maturity Date.

     Section 8.04. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 8.02 that would be a Failed Remarketing pursuant to Section 8.02(e), because the purchase and sale of the Senior Notes do not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent, result from facts or circumstances that are not due to the action or inaction of the Company, then the provisions of Section 8.02 shall apply to a second remarketing (a "Renewed Remarketing") of the Senior Notes, except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that upon the occurrence of a Failed Remarketing pursuant to Section 8.02, only one Renewed Remarketing may occur pursuant to this Section 8.04, and no Renewed Remarketing shall occur after the Final Reset Date.

     Section 8.05. Failed Remarketing. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs, or is deemed to occur, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Company, the Trustee and the Paying Agent.

                                   ARTICLE 9
                                 MISCELLANEOUS

         SECTION 9.01. Ratification of Base Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 9.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 9.03. Governing Law. This First Supplemental Indenture and each Senior Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 9.04. Severability. If any provision in the Base Indenture, this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 9.05. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this First Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                      MUTUAL GROUP LTD.


                                      By: /s/ Richard O'Brien
                                         -------------------------------
                                         Title: Vice President


                                      MUTUAL RISK MANAGEMENT
                                      LTD., as Guarantor

                                      By: /s/ Elizabeth Price
                                         --------------------------------
                                         Title: Secretary


                                      THE CHASE MANHATTAN
                                      BANK, as Trustee

                                      By: /s/ Sheik Wiltshire
                                         --------------------------------
                                         Title: Second Vice President

                                                                     EXHIBIT A-1

                             [FORM OF SENIOR NOTE]

IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING - THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO MUTUAL RISK MANAGEMENT LTD. OR ANY AFFILIATE THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, THIS INSTRUMENT SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AND ACCRUED INTEREST TO SUCH REMARKETING SETTLEMENT DATE, ALL AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF THE COMPANY.

No. ________

                               MUTUAL GROUP LTD.

                    AUCTION RATE RESET SENIOR NOTE SERIES A

         Mutual Group Ltd., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ___________ dollars ($___________) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "Interest Rate") per annum equal to

                  (i) from and including the Closing Date to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) date on which the principal amount of this Senior Note becomes due upon the maturity, acceleration or redemption thereof, LIBOR plus 150 basis points; and

                  (ii) if the Company fails to pay the principal amount due upon the maturity, acceleration or redemption of this Senior Note on the date such amount becomes due, from and including such due date to but excluding the date of actual payment by the Company, the applicable periodic Interest Rate compounded quarterly.

         Interest that is not paid when due will bear Additional Interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "interest", as used herein, includes any Additional Interest unless otherwise stated.

         (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on this Senior Note will be payable quarterly in arrears
(i) on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2001 and (ii) on such Remarketing Settlement Date (each, subject to the last sentence of the immediately succeeding paragraph, a "Pre-Remarketing Interest Payment Date"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

                                     A1-2

         The Interest Rate in effect for the period from and including the Closing Date to but excluding January 2, 2001 shall be the rate determined by the Calculation Agent two London Banking Days prior to the Closing Date and shall equal LIBOR plus 150 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "Date of Determination") and shall equal LIBOR plus 150 basis points. Prior to the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         All percentages resulting from any calculations on the Senior Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

         (c) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (i) on January 1, April 1, July 1 and October 1 of each year, commencing on such Remarketing Settlement Date and (ii) on the Maturity Date (each, an "Interest Payment Date"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including such Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. From and including such Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, from and including the Remarketing Settlement Date the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date

                                     A1-3
will be postponed to the next succeeding Business Day (and without interest or other payment in respect of any such delay).

         (d) Interest shall be paid to the Person in whose name this Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "Pre-Remarketing Regular Record Date"). Notwithstanding the foregoing, so long as the Holder of this Senior Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                            MUTUAL GROUP LTD.


                                            By: _____________________________
                                                Name:
                                                Title:

Attest:


By: ______________________________
    Name:
    Title:

                                     A1-4

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series described therein referred to in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
      as Trustee

By: _________________________
    Authorized Officer

                                     A1-5

                           [FORM OF REVERSE OF NOTE]

         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Senior Notes"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "Base Indenture") dated as of September 21, 2000, duly executed and delivered among the Company, Mutual Risk Management Ltd., as Guarantor (the "Guarantor"), and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 21, 2000 among the Company, the Guarantor and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such First Supplemental Indenture and herein sometimes referred to as the "Senior Notes."

         Because of the occurrence and continuation of a Special Event or a Qualifying Offering, in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 Noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment; provided that, upon prior written notice, the Company may elect to make the payment on the immediately preceding day that is a Business Day.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the

                                              A1-6
provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company, the Guarantor and the Trustee may not, without the consent of the holder of each Senior Note then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due or (b) reduce the percentage in principal amount of the Senior Notes, the consent of whose holders is required for any such supplemental indenture. The Indenture also contains provisions providing that the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes, waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note which cannot be modified or amended without the consent of the holder of each Outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Securities Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Guarantor, the Trustee, any Paying Agent and the Securities Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal

                                     A1-7
hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any Paying Agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                                     A1-8

         FOR VALUE RECEIVED, MUTUAL RISK MANAGEMENT LTD., a Bermuda corporation (the "Guarantor," which term includes any successor guarantor under the Indenture referred to in the Senior Note upon which this Guarantee is endorsed (the "Indenture")), hereby guarantees to the holder of the Senior Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, any premium and interest on such Senior Note, when and as the same shall become due and payable, whether on the Maturity Date, by acceleration, redemption, repayment or otherwise and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and such Senior Note.

         The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Senior Note or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

         This Guarantee constitutes a guarantee of payment and not of collection and is unsecured and ranks equally and ratably with all other unsecured and unsubordinated obligations of the Guarantor.

         The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms have been done and performed and have happened in compliance with all applicable laws.

         This Guarantee is dated the date of the Senior Note upon which it is endorsed.

         All capitalized terms used in this Guarantee but not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The terms of this Guarantee include those stated in the Indenture. This Guarantee is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.

                                     A1-9

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                            MUTUAL RISK MANAGEMENT LTD.


                                            By _______________________________
                                               Name:
                                               Title:

                                     A1-10

                                                                     EXHIBIT A-2

                          [FORM OF REPLACEMENT NOTE]

IF THE NOTE IS TO BE A GLOBAL SENIOR NOTE, INSERT THE FOLLOWING--THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (1) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (2) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (3) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING - THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO MUTUAL RISK MANAGEMENT LTD. OR ANY AFFILIATE

                                     A2-1

THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

                                     A2-2

No.__________                                                 CUSIP NO.________


                               MUTUAL GROUP LTD.

                    AUCTION RATE RESET SENIOR NOTE SERIES A
                               REPLACEMENT NOTE

         Mutual Group Ltd., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ____________ dollars ($__________) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "Interest Rate") per annum equal to, from and including the date of issuance to but excluding the date such principal amount is paid, the Winning Bid Rate; and if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable periodic Interest Rate, compounded quarterly, but only to the extent permitted by applicable law.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "interest", as used herein, includes any Additional Interest unless otherwise stated.

         (b) From and including the Remarketing Settlement Date on which the Replacement Notes are issued, interest on this Replacement Note will be payable quarterly in arrears (i) on January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following such Remarketing Settlement Date on which this Replacement Note is issued and (ii) on the Maturity Date (each, an "Interest Payment Date"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including such Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such

                                     A2-3

Interest Payment Date will be the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

         (c) Interest shall be paid to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which, in respect of Senior Notes of which the Property Trustee is the Holder or a Global Senior Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "Regular Record Date"). If the Senior Notes are not represented by a Global Senior Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to an Interest Payment Date. Notwithstanding the foregoing, so long as the Holder of this Senior Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                                     MUTUAL GROUP LTD.



                                                     By:________________________
                                                        Name:
                                                        Title:

Attest:


By:__________________________
   Name:
   Title:

                                     A2-4

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
       as Trustee

By: ___________________________
    Authorized Officer


                                     A2-5

                           [FORM OF REVERSE OF NOTE]

         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Senior Notes"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "Base Indenture") dated as of September 21, 2000, duly executed and delivered among the Company, Mutual Risk Management Ltd., as Guarantor (the "Guarantor"), and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 21, 2000 among the Company, the Guarantor and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such First Supplemental Indenture and herein sometimes referred to as the "Senior Notes."

         Because of the occurrence and continuation of a Special Event or a Qualifying Offering in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 Noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment; provided that, upon prior written notice, the Company may elect to make the payment on the immediately preceding day that is a Business Day.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the

                                     A2-6
provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company, the Guarantorand the Trustee may not, without the consent of the holder of each Senior Note then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due or (b) reduce the percentage in principal amount of the Senior Notes, the consent of whose holders is required for such supplemental indenture. The Indenture also contains provisions providing that the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note which cannot be modified or amended without the consent of the holder of each Outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Securities Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Guarantor, the Trustee, any Paying Agent and the Securities Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal

                                     A2-7
hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any Paying Agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                                     A2-8

         FOR VALUE RECEIVED, MUTUAL RISK MANAGEMENT LTD., a Bermuda corporation (the "Guarantor," which term includes any successor guarantor under the Indenture referred to in the Senior Note upon which this Guarantee is endorsed (the "Indenture")), hereby guarantees to the holder of the Senior Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, any premium and interest on such Senior Note, when and as the same shall become due and payable, whether on the Maturity Date, by acceleration, redemption, repayment or otherwise and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and such Senior Note.

         The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Senior Note or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

         This Guarantee constitutes a guarantee of payment and not of collection and is unsecured and ranks equally and ratably with all other unsecured and unsubordinated obligations of the Guarantor.

         The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms have been done and performed and have happened in compliance with all applicable laws.

         This Guarantee is dated the date of the Senior Note upon which it is endorsed.

         All capitalized terms used in this Guarantee but not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The terms of this Guarantee include those stated in the Indenture. This Guarantee is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.

                                     A2-9

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                        MUTUAL RISK MANAGEMENT LTD.


                                        By _____________________________
                                           Name:
                                           Title:


                                     A2-10

                                                                       EXHIBIT B

                         FORM OF REMARKETING AGREEMENT

                                                                       EXHIBIT C

                            FORM OF TRUST AGREEMENT

                                                                       EXHIBIT D

                 FORM OF AMENDED AND RESTATED TRUST AGREEMENT